Exhibit 21

SUBSIDIARIES OF REGISTRANT (at June 30, 1995)

                                    JURISDICTION          PERCENTAGE OF VOTING
                                      IN WHICH               SECURITIES OWNED
              NAME                    ORGANIZED            BY REGISTRANT    BY AFFILIATE
DIMON International, Inc.        (A) North Carolina            100.00%

DIMON International Tabak B.V.   (A) The Netherlands           100.00% (B)

DIMON International A.G.         (A) Switzerland               100.00% (B)

DIMON Do Brasil Tabacos Ltda.    (A) Brazil                    100.00% (B)

Mashonaland Tobacco Holdings
  (PVT) Ltd.                     (A) Zimbabwe                  100.00% (B)

Kin-Farm, Inc.                   (A) North Carolina            100.00% (B)

Monk-Austin VI (FSC)             (A) Virgin Islands            100.00% (B)

Florimex Worldwide, Inc.         (A) Virginia                  100.00%

DIMON GmbH                       (A) Germany                   100.00% (C)

Florimex
  Verwaltungsgesellschaft mbH    (A) Germany                   100.00% (D)

Florimex Worldwide               (A) The Netherlands           100.00% (C)

Baardse B.V.                     (A) The Netherlands           100.00% (J) (C)

(A)  Included in the Consolidated Financial Statements
(B)  Owned by DIMON International, Inc.
(C)  Owned by Florimex Worldwide, Inc.
(D)  Owned by DIMON GmbH




























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